Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
FOURTH QUARTER AND YEAR END 2023
FINANCIAL RESULTS

Englewood, Colorado, February 28, 2024 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported fourth quarter and year end 2023 results.

Headlines include(1):

●	Total revenue grew 9% to $641 million in 2023
o	Baseball revenue up 9% to $582 million
o	Mixed-use development revenue up 10% to $59 million
●	Mixed-use development generated $39 million of Adjusted OIBDA(2) in 2023
●	Extended Alex Anthopoulos as President of Baseball Operations and General Manager through 2031 season

“The Braves are a unique and valuable sports property with leading on-field and off-field business performance. Congrats to the team on capping off the 2023 season with their sixth consecutive NL East title and unprecedented player accolades,” said Greg Maffei, Chairman and CEO of ABH. “Strong on-field performance yielded robust revenue growth for the full year, and early indicators for the 2024 season show increased demand.”

“We are thrilled with both the team and financial performance at the Braves in 2023,” said Terry McGuirk, Chairman and CEO of Braves Holdings, LLC. “Our management continues to focus on optimizing the ballpark, with upgrades planned for 2024 to drive more commercial opportunities and an improved fan experience. Season tickets, including premium seats, are already sold out in anticipation of another exciting season. The Battery benefitted from increased foot traffic and strong sales across the development and we expect another strong year ahead.”

Corporate Updates

On July 18, 2023, Liberty Media Corporation (“Liberty Media”) completed the split-off of the Braves and its associated mixed-use development (the “Split-Off”) into the separate public company ABH. The businesses and assets at ABH consist of Braves Holdings, LLC, the owner and operator of the Atlanta Braves Major League Baseball Club, and certain assets and liabilities associated with the Braves’ ballpark and mixed-use development, called The Battery Atlanta, which were previously attributed to the Braves Group tracking stock of Liberty Media. For purposes of this presentation, ABH standalone results, assets and liabilities represent the combination of the historical financial information of the Braves Group until the date of the Split-Off. Although ABH was reported as a combined company until the date of the Split-Off, it is now a consolidated company and all periods reported in this presentation are referred to as consolidated.

Discussion of Results

	Three months ended			Twelve months ended
	December 31,			December 31,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$56,947	$52,909	(7)%	$534,984	$581,671	9%
Mixed-use development revenue	14,312	14,839	4%	53,577	58,996	10%
Total revenue	71,259	67,748	(5)%	588,561	640,667	9%
Operating costs and expenses:
Baseball operating costs	(37,805)	(51,967)	(37)%	(427,832)	(482,391)	(13)%
Mixed-use development costs	(2,275)	(2,383)	(5)%	(8,674)	(8,834)	(2)%
Selling, general and administrative, excluding stock-based compensation	(19,760)	(26,431)	(34)%	(93,279)	(111,117)	(19)%
Adjusted OIBDA	$11,419	$(13,033)	NM	$58,776	$38,325	(35)%

Operating income (loss)	$(7,210)	$(32,366)	(349)%	$(30,581)	$(46,440)	(52)%

Regular season home games in period	2	1		81	81
Postseason home games in period	2	2		2	2
Baseball revenue per home game	$14,237	$17,636	24%	$6,446	$7,008	9%

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Twelve months ended
	December 31,			December 31,
	2022	2023	% Change	2022	2023	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$17,220	$15,205	(12)%	$298,364	$339,485	14%
Broadcasting	23,539	22,158	(6)%	154,185	160,944	4%
Retail and licensing	8,592	6,507	(24)%	47,792	51,533	8%
Other	7,596	9,039	19%	34,643	29,709	(14)%
Baseball revenue	56,947	52,909	(7)%	534,984	581,671	9%
Mixed-use development	14,312	14,839	4%	53,577	58,996	10%
Total revenue	$71,259	$67,748	(5)%	$588,561	$640,667	9%

There were 83 and 3 home games (including postseason) played in the full year and fourth quarter of 2023, respectively, compared to 83 and 4 home games played in the comparable prior year periods.

Baseball revenue increased 9% for the full year. Baseball event and retail and licensing revenue grew primarily due to increased ticket demand and attendance at regular season home games. Baseball event revenue also increased due to new advertising sponsorships and contractual rate increases from existing sponsors. Broadcasting revenue increased due to contractual rate increases. Retail and licensing revenue also benefited from demand for City Connect apparel, partially offset by a reduction in demand for World Series Champions apparel compared to the prior season. Other revenue declined due to fewer concerts at the ballpark compared to the prior year period and a reduction in World Series trophy tour revenue, partially offset by higher spring training revenue with six additional spring training games compared to the prior year period and revenue from special events held at the ballpark. Baseball revenue decreased 7% in the fourth quarter primarily driven by fewer home games played, partially offset by stronger postseason revenue and more concerts held at the ballpark compared to the prior year period.

Mixed-use development revenue increased 10% for the full year and 4% in the fourth quarter due to increases in rental income related to tenant recoveries and various new lease agreements, as well as higher sponsorship revenue.

Operating income and Adjusted OIBDA decreased in the full year and fourth quarter. Baseball operating costs increased primarily due to higher player salaries, including offseason trade activity in the fourth quarter, as well as increases under MLB’s revenue sharing plan. These costs also increased for the full year due to higher minor league team and player expenses, variable concession and retail operating costs attributable to increased attendance and spring training related expenses. Selling, general and administrative expense increased in the full year primarily driven by costs related to the Split-Off and increased in the fourth quarter primarily driven by higher personnel costs.

FOOTNOTES

1)	ABH will be available to answer questions related to these headlines and other matters on Liberty Media’s earnings conference call that will begin at 10:00 a.m. (E.T.) on February 28, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation, see the accompanying schedule.

Important Notice: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will be available to answer questions on Liberty Media’s earnings conference call which will begin at 10:00 a.m. (E.T.) on February 28, 2024. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742815 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, product and marketing strategies, future financial performance and prospects, expectations regarding the 2024 season and mixed-use development upgrades, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, ABH’s historical financial information not being representative of its future financial position, results of operations, or cash flows, ABH’s ability to recognize anticipated benefits from the Split-Off, possible changes in the regulatory and competitive environment in which ABH operates (including an expansion of MLB), the unfavorable outcome of pending or future litigation, operational risks of ABH and its business affiliates, including operations outside of the U.S., ABH’s indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations, tax matters, ABH’s ability to use net operating loss and disallowed business interest carryforwards, compliance with government regulations and potential adverse outcomes of regulatory proceedings, changes in the nature of key strategic relationships with broadcasters, partners, vendors and joint venturers, the impact of organized labor, the performance and management of the mixed-use development, disruptions in ABH’s information systems and information system security, ABH’s use and protection of personal data and the impact of inflation and weak economic conditions on consumer demand. These forward-looking statements speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in ABH’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ABH, including the most recently filed Form 10-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and twelve months ended December 31, 2022 and December 31, 2023.

	Three months ended		Twelve months ended
	December 31,		December 31,
(amounts in thousands)	2022	2023	2022	2023
Operating income (loss)	$(7,210)	$(32,366)	$(30,581)	$(46,440)
Impairment of long-lived assets and other related costs	616	—	5,427	564
Stock-based compensation	3,045	3,568	12,233	13,221
Depreciation and amortization	14,968	15,765	71,697	70,980
Adjusted OIBDA	$11,419	$(13,033)	$58,776	$38,325
Baseball	$4,606	$(17,571)	$33,259	$21,225
Mixed-use development	9,340	9,519	35,433	39,499
Corporate and other	(2,527)	(4,981)	(9,916)	(22,399)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $18 million during the fourth quarter as net borrowing and cash from operations primarily due to working capital changes more than offset capital expenditures. ABH debt increased $14 million in the fourth quarter primarily due to borrowing on the mixed-use development term debt to support current capital projects.

(amounts in thousands)	September 30, 2023	December 31, 2023
ABH Cash (GAAP)(a)	$106,715	$125,148

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	41,400	41,400
TeamCo revolver	10,000	—
Term debt	165,370	165,370
Mixed-use development	312,399	336,177
Total ABH Debt	$559,169	$572,947
Deferred financing costs	(3,898)	(3,678)
Total ABH Debt (GAAP)	$555,271	$569,269

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $20 million and $13 million as of September 30, 2023 and December 31, 2023, respectively.

ATLANTA BRAVES HOLDINGS

CONSOLIDATED BALANCE SHEET INFORMATION

December 31, 2023 (unaudited)

	December 31,	December 31,
	2023	2022

	amounts in thousands
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$125,148	150,664
Restricted cash	12,569	22,149
Accounts receivable and contract assets, net of allowance for credit losses	62,922	70,234
Other current assets	17,380	24,331
Total current assets	218,019	267,378

Property and equipment, at cost	1,091,943	1,007,776
Accumulated depreciation	(325,196)	(277,979)
	766,747	729,797

Investments in affiliates, accounted for using the equity method	99,213	94,564
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	120,884	99,455
Total assets	$1,504,330	1,490,661

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$73,096	54,748
Deferred revenue and refundable tickets	111,985	104,996
Current portion of debt	42,153	74,806
Other current liabilities	6,439	6,361
Total current liabilities	233,673	240,911

Long-term debt	527,116	467,160
Redeemable intergroup interests	—	278,103
Finance lease liabilities	103,586	107,220
Deferred income tax liabilities	50,415	54,099
Pension liability	15,222	15,405
Other noncurrent liabilities	33,676	28,253
Total liabilities	963,688	1,191,151
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at December 31, 2023 and December 31, 2022	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,197 and zero at December 31, 2023 and December 31, 2022, respectively	103	—
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and zero at December 31, 2023 and December 31, 2022, respectively	10	—
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 50,577,776 and zero at December 31, 2023 and December 31, 2022, respectively	506	—
Additional paid-in capital	1,089,625	—
Former parent’s investment	—	732,350
Accumulated other comprehensive earnings (loss), net of taxes	(7,271)	(3,758)
Retained earnings (deficit)	(554,376)	(429,082)
Total stockholders' equity/former parent's investment	528,597	299,510
Noncontrolling interests in equity of subsidiaries	12,045	—
Total equity	540,642	299,510
Commitments and contingencies
Total liabilities and equity	$1,504,330	1,490,661

ATLANTA BRAVES HOLDINGS

CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

December 31, 2023 (unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022

	amounts in thousands, except per share amounts
Revenue:
Baseball revenue	$52,909	56,947	$581,671	534,984
Mixed-use development revenue	14,839	14,312	58,996	53,577
Total revenue	67,748	71,259	640,667	588,561
Operating costs and expenses:
Baseball operating costs	51,967	37,805	482,391	427,832
Mixed-use development costs	2,383	2,275	8,834	8,674
Selling, general and administrative, including stock-based compensation	29,999	22,805	124,338	105,512
Impairment of long-lived assets and other related costs	—	616	564	5,427
Depreciation and amortization	15,765	14,968	70,980	71,697
	100,114	78,469	687,107	619,142
Operating income (loss)	(32,366)	(7,210)	(46,440)	(30,581)
Other income (expense):
Interest expense	(9,656)	(9,054)	(37,673)	(29,582)
Share of earnings (losses) of affiliates, net	3,601	6,809	26,985	28,927
Realized and unrealized gains (losses) on intergroup interests, net	—	(40,317)	(83,178)	(35,154)
Realized and unrealized gains (losses) on financial instruments, net	(3,329)	829	2,343	13,067
Gains (losses) on dispositions, net	(209)	(151)	2,309	20,132
Other, net	3,633	1,345	6,496	1,674
Earnings (loss) before income taxes	(38,326)	(47,749)	(129,158)	(31,517)
Income tax benefit (expense)	5,968	2,810	3,864	(2,655)
Net earnings (loss)	$(32,358)	(44,939)	$(125,294)	(34,172)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.52)	(0.73)	$(2.03)	(0.55)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.52)	(0.73)	$(2.03)	(0.55)

ATLANTA BRAVES HOLDINGS

CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

December 31, 2023 (unaudited)

	Years ended
	December 31,
	2023	2022

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(125,294)	(34,172)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	70,980	71,697
Stock-based compensation	13,221	12,233
Impairment of long-lived assets	—	4,811
Share of (earnings) losses of affiliates, net	(26,985)	(28,927)
Realized and unrealized (gains) losses on intergroup interests, net	83,178	35,154
Realized and unrealized (gains) losses on financial instruments, net	(2,343)	(13,067)
(Gains) losses on dispositions, net	(2,309)	(20,132)
Deferred income tax expense (benefit)	(7,872)	(10,413)
Cash receipts from returns on equity method investments	22,450	21,700
Net cash received (paid) for interest rate swaps	5,104	(1,194)
Other charges (credits), net	1,218	2,329
Net change in operating assets and liabilities:
Current and other assets	(42,802)	9,912
Payables and other liabilities	13,080	3,418
Net cash provided by (used in) operating activities	1,626	53,349
Cash flows from investing activities:
Capital expended for property and equipment	(69,036)	(17,669)
Cash proceeds from dispositions	—	48,008
Investments in equity method affiliates and equity securities	(125)	(5,273)
Other investing activities, net	110	27,500
Net cash provided by (used in) investing activities	(69,051)	52,566
Cash flows from financing activities:
Borrowings of debt	83,033	154,753
Repayments of debt	(56,187)	(309,612)
Payments to settle intergroup interests	—	(13,828)
Contribution from noncontrolling interest	12,045	—
Other financing activities, net	(6,562)	(8,528)
Net cash provided by (used in) financing activities	32,329	(177,215)
Net increase (decrease) in cash, cash equivalents and restricted cash	(35,096)	(71,300)
Cash, cash equivalents and restricted cash at beginning of period	172,813	244,113
Cash, cash equivalents and restricted cash at end of period	$137,717	172,813